SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 27, 1997

                        OCEAN OPTIQUE DISTRIBUTORS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       FLORIDA                      0-19670                  65-0052592
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    State or other                (Commission               (IRS Employer
    jurisdiction of               File Number)            Identification No.)
    incorporation)

             14250 S.W. 119TH AVENUE, MIAMI, FLORIDA             33186
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          (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (305) 255-3272
                                                           --------------
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Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         See response to Item 2 below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL

         Effective June 27, 1997, the Company consummated the acquisition of Solovision Optical, Inc. ("Solovision") pursuant to the Agreement and Plan of Merger dated as of June 26, 1997 by and among the Company, Ocean Acquisition Corporation ("OAC"), Solovision, Solomon Ovadia, Leon Wildstein and Ovadia Family Trust (the "Solovision Acquisition"). Solovision is a Miami-based company engaged in importing, exporting, marketing and distributing moderately priced eyeglass frames and importing and distributing optical equipment.

         The Company believes that the consummation of the Solovision Acquisition will enable the Company to strengthen its marketing and distribution capabilities, increase its product lines and the markets for its products, and strengthen its management team.

STRUCTURE OF THE ACQUISITION

         The Solovision Acquisition was effected as follows: (1) Solovision and an affiliated corporation, Sorrento Eyewear, Inc. ("Sorrento") were merged pursuant to Florida law, with Solovision as the surviving corporation (the "Solovision-Sorrento Merger"); (2) immediately thereafter, Solovision was merged with and into OAC pursuant to Florida law, with Solovision as the surviving corporation (the "Merger"); and (3) the shares of the common stock, $1.00 par value per share, of Solovision (the "Solovision Common Stock") outstanding at the effective time of the Merger were converted into an aggregate of 3,137,977 shares of the Company's Common Stock and 1,000,000 shares of the Company's Series C Non-Cumulative Convertible Preferred Stock ("Series C Preferred Stock"), each share of Solovision Common Stock being converted into 21,346.78 shares of Common Stock and 6,802.72 shares of Series C Preferred Stock. Each Share of Series C Preferred Stock will be entitled to vote together with the Common Stock as a single class on all matters presented to a vote of shareholders, except as provided by law, with each share of Series C Preferred Stock entitled to 7.155058 votes. Each share of of Series C Preferred Stock will be automatically converted into 7.155058 shares of Common Stock upon the filing of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to not less than 25,000,000 shares. As a result, the shareholders of Solovision received, on a pro rata basis, shares with an aggregate voting power equal to approximately 60% of the outstanding voting capital stock of the Company, on a fully diluted basis, after giving effect to the Solovision Acquisition.

CHANGES TO THE COMPANY'S MANAGEMENT

         In connection with the Solovision Acquisition, Leon Wildstein, one of the Solovision shareholders, and Solomon Ovadia, Solovision's President, were appointed to the Company's Board of Directors. Additionally, Mr. Ovadia was named the Company's President.

FORWARD-LOOKING STATEMENTS

         Forward-looking statements (i.e., statements that are not historical facts) in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's other filings with the Securities and Exchange Commission.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  Financial statements are not included in this Report, but will be filed by amendment not later than 60 days from the date hereof, in accordance with Item 7 of Form 8-K.

         (b)      Pro Forma Financial Information.

                  Pro forma financial statements are not included in this Report, but will be filed by amendment not later than 60 days from the date hereof, in accordance with Item 7 of Form 8-K.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger by and among the Company, Ocean Acquisition Corporation, Solovision Optical, Inc., Solomon Ovadia, Leon Wildstein and Ovadia Family Trust, dated June 26, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                OCEAN OPTIQUE DISTRIBUTORS, INC.

                                                By:/s/ KENNETH GORDON
                                                   -----------------------------
                                                   Kenneth Gordon,
                                                     Chief Financial Officer

Dated:  July 14, 1997

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                                 EXHIBIT INDEX

EXHIBIT
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  2.1        Agreement and Plan of Merger by and among the Company, Ocean
             Acquisition Corporation, Solovision Optical, Inc., Solomon Ovadia, Leon Wildstein and Ovadia Family Trust, dated June 26, 1997.